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                                                                     EXHIBIT 5.1

                                December 16, 1996

Bed Bath & Beyond Inc.
715 Morris Avenue
Springfield, NJ  07081

Dear Sirs:

     We are acting as counsel to Bed Bath & Beyond Inc., a New York corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 2,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company pursuant to the Company's 1996 Stock Option Plan (the "Plan").

     As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares pursuant to the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Proskauer Rose Goetz & Mendelsohn LLP
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